Exhibit 4.4
EXECUTION VERSION
Annex D
FORM OF REGISTRATION
RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT
by and between
The Hartford Financial Services Group, Inc.
and
Allianz SE

Dated as of October 17, 2008

-i-

     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of October 17, 2008, by and between The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), and Allianz SE, a European Company incorporated in the Federal Republic of Germany and organized under the laws of the Federal Republic of Germany and the European Union (the “Investor”).
     WHEREAS, the Company and the Investor are parties to an Investment Agreement, dated October 17, 2008 (the “Investment Agreement”) pursuant to which the Investor is purchasing from the Company, the Purchased Securities.
     WHEREAS, in connection with the consummation of the transactions contemplated by the Investment Agreement, the parties desire to enter into this Agreement in order to create certain registration rights for the Investor as set forth below;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
     Section 1. Certain Definitions.
     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
     “Affiliate” of any Person means (a) any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
     “beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).
     “Closing Date” has the meaning ascribed thereto in the Investment Agreement.
     “Common Stock” has the ascribed thereto in the Investment Agreement.
     “Company” has the meaning set forth in the introductory paragraph.
     “Convertible Preferred Stock” means, collectively, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares (as each such term is defined in the Investment Agreement).
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exercise Shares” means the shares of Common Stock acquired by the Investor upon exercise of the Warrant or upon the conversion of the Convertible Preferred Stock.
     “Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.
     “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.
     “Holdback Agreement” has the meaning set forth in Section 5.
     “Holdback Period” has the meaning set forth in Section 5.
     “Investment Agreement” means the agreement specified in the first Recital hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.
     “Investor” means the Person named as such in the first paragraph of this Agreement. References herein to the Investor shall apply to Permitted Transferees who become Investors pursuant to Section 10, provided that (a) all obligations of the Investor and its Permitted Transferees hereunder shall be several, and not joint and several, and (b) for purposes of all thresholds and limitations herein, the actions of the Permitted Transferees shall be aggregated.
     “Minimum Amount” means $100,000,000.
     “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

     “Permitted Transferee” means any Person to whom Registrable Securities are transferred in accordance with the transfer restrictions set forth in the Investment Agreement.
     “Piggyback Registration” has the meaning set forth in Section 3(a).
     “Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.
     “Purchased Securities” has the meaning ascribed thereto in Investment Agreement.
     “Registrable Securities” means, at any time, (i) the Warrants and the Exercise Shares, (ii) if no Stockholder Approval is obtained prior to the third anniversary of the Closing Date, the Series C Preferred Shares, and (iii) any securities issued by the Company after the date hereof in respect of any of the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (or as a result of any other adjustment under the Warrants or the Convertible Preferred Stock), but excluding (iv) any and all securities referred to in clauses (i), (ii) and (iii) that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, (c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (d) are not outstanding or (e) have been transferred in violation of the provisions of the Investment Agreement. It is understood and agreed that, once a security of the kind described in clause (i), (ii) or (iii) above becomes a security of the kind described in clause (iv) above, such security shall cease to be a Registrable Security for all purposes of this Agreement and the Company’s obligations regarding Registrable Securities hereunder shall cease to apply with respect to such security.
     “Registration” has the meaning set forth in Section 2(a).
     “Registration Expenses” has the meaning set forth in Section 8(a).
     “Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement whether or not pursuant to a request of the Investor, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.
     “S-3 Shelf Registration” means the filing by the Company of an S-3 Shelf Registration Statement (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Securities designated by the Investor pursuant to Rule 415 promulgated under the Securities Act or otherwise.

     “S-3 Shelf Registration Statement” means a Registration Statement (including any amendment or supplement thereto) on Form S-3.
     “SEC” means the Securities and Exchange Commission or any successor agency.
     “Securities Act” means the Securities Act of 1933.
     “Shares” means any shares of Common Stock. If at any time Registrable Securities include securities of the Company other than Common Stock, then, when referring to Shares other than Registrable Securities, “Shares” shall include the class or classes of such other securities of the Company.
     “Stockholder Approval” means the approval by the stockholders of the Company for the issuance of Common Stock upon (i) the conversion of the Series C Preferred Shares or (ii) the exercise of the C Warrant (as defined in the Investment Agreement) for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
     “Suspension Period” has the meaning set forth in Section 4.
     “Termination Date” means the first date on which there are no Registrable Securities or there is no Investor.
     “Third Party Holdback Period” means any Holdback Period imposed on the Investor pursuant to Section 5 in respect of an underwritten offering of Shares in which (i) the Investor elected not to participate or (ii) the Investor’s participation was reduced or eliminated pursuant to Section 3(b) or 3(c).
     “underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.
     “Warrants” has the meaning ascribed thereto in Investment Agreement.
     In addition to the above definitions, unless the context requires otherwise:
     (i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;
     (ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;
     (iii) references to “Section” are references to Sections of this Agreement;

     (iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole;
     (v) references to “business day” mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close; and
     (vi) references to “dollars” and “$” mean U.S. dollars.
     Section 2. Registration.
     (a) Right to Request Registration. Subject to the provisions hereof, until the Termination Date the Investor may request, at any time when an S-3 Shelf Registration Statement registering the relevant Registrable Securities (and permitting the public resale thereof by the Investor) is not in effect, registration for resale under the Securities Act of all or part of the Registrable Securities (a “Registration”); provided, however, that (based on the then-current market prices) the number of Registrable Securities included in the Registration would, if fully sold, yield gross proceeds to the Investor of at least the Minimum Amount. Upon such request, and subject to the last sentence of this Section 2(a) and Sections 4 and 6, the Company shall use reasonable best efforts (i) to, at any time when the Company is eligible to use Form S-3, file an S-3 Shelf Registration Statement (or any amendment or supplement thereto) covering the number of Registrable Securities specified in such request under the Securities Act for public sale in accordance with the method of disposition specified in such request within 30 days after the Investor’s written request therefor, (ii) if the Company is not eligible to file an S-3 Shelf Registration Statement, to file a Registration Statement (other than an S-3 Shelf Registration Statement) registering for resale such number of Registrable Securities as requested to be so registered pursuant to this Section 2(a) within 45 days after the Investor’s request therefor and (iii) if necessary, to cause such Registration Statement to be declared effective by the SEC as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing. The Investor shall not be entitled to request a Registration more than once in any period of 180 days provided, however, that the Investor shall not be entitled to request a Registration within six months after the Investor has sold Shares in a Piggyback Registration, but only if all Registrable Securities the Investor requested to be included in such Piggyback Registration were sold pursuant thereto.
     (b) Underwritten Offerings. The Investor shall be entitled to request that a sale of Registrable Securities whether pursuant to a Registration or an existing S-3 Shelf Registration Statement, shall be an underwritten offering; provided, however, that (based on the then-current market prices) the number of Registrable Securities included in such offering would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount, and provided further that the Investor shall not be entitled to request any underwritten offering within six months after the Investor has sold Shares in an underwritten offering effected pursuant to a Registration Statement.

     (c) Selection of Underwriters. If any of the Registrable Securities are to be sold in an underwritten offering initiated by the Investor, the Company and the Investor shall mutually and reasonably select the managing underwriter or underwriters to lead the offering.
     (d) Priority. The Company may include Shares other than Registrable Securities in a Registration for any accounts (including for the account of the Company) on the terms provided below. For any underwritten offering the Company may include Shares other than Registrable Securities for any accounts (including for the account of the Company), but only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested offering advise the Company and the Investor requesting such offering that in their opinion the number of Shares proposed to be included in the offering exceeds the number of Shares which can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), the Company shall include in such offering (i) first, the number of Registrable Securities that the Investor proposes to sell, and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of Shares which can be sold is less than the number of Shares proposed to be registered pursuant to clause (i) above by the Investor, the amount of Shares to be sold shall be allocated to the Investor.
     (e) Right to Effect Sales. The Investor shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Termination Date, to offer and sell such Registrable Securities as are then registered pursuant to such Registration Statement, but only upon not less than five business days’ prior written notice to the Company (if such sale is to be underwritten), or such longer period as may be reasonably necessary for the Company to comply with the covenants contained in Section 6(a), in each case to the extent relevant to such offering. The Investor shall give the Company prompt written notice of the consummation of each such sale (whether or not underwritten).
     (f) Effective Period of Registration Statements.
     (i) With respect to any Registration Statement which is an S-3 Shelf Registration Statement, the Company shall use reasonable best efforts to keep such Registration Statement effective for a period of 180 days after the effective date of such registration statement or such shorter period which shall terminate when all of the Registrable Securities covered by such Registration have been sold by the Investor, provided that such 180-day period shall be extended by the number of days in any Suspension Period commenced pursuant to Section 4 during such period (as it may be so extended) and by the number of days in any Third Party Holdback period commenced during such period (as it may be so extended).
     (ii) With respect to any Registration Statement which is not an S-3 Shelf Registration Statement, the Company shall use reasonable efforts to keep such registration statement effective for a period equal to 60 days from such date or such shorter period which shall terminate when all of the Registrable Securities covered by such Registration have been sold by the Investor. If the Company shall withdraw any such Registration pursuant to Section 4 before such 60 days end and before all of the Registrable Securities covered by such Registration have been sold pursuant thereto, the Investor shall be entitled to a replacement Registration (without regard to the 180-day limit in the last sentence of Section 2(a)) which shall be subject to all of the provisions of this Agreement.
     (iii) A Registration shall not count against the restrictions on Registration set forth in the last sentence of Section 2(a) if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to the Investor or its Affiliates (other than the Company and its controlled Affiliates) and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Securities or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason not attributable to the Investor or its Affiliates (other than the Company and its controlled Affiliates).
     (g) Investment Agreement Restrictions. Nothing in this Agreement shall affect the restrictions on transfers of Shares and other provisions of the Investment Agreement, which shall apply independently hereof in accordance with the terms thereof.
     Section 3. Piggyback Registrations.
     (a) Right to Piggyback.
     Whenever prior to the Termination Date the Company proposes to register any Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of Shares (other than the Investor), and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give written notice to the Investor of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration statement and in any offering of Shares to be made pursuant to that registration statement all Registrable Securities with respect to which the Company has received a written request for inclusion therein from the Investor within 10 days after the Investor’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances (provided that only Registrable Securities of the same class or classes as the Shares being registered may be included). The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than the Investor proposes to sell Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.
     (b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration) that in their opinion the number of Shares proposed to be included in such offering exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of Shares requested to be included therein by holders of Shares, including the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration), pro rata among all such holders on the basis of the number of Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be determined by the Company).
     (c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Shares other than the Investor, and the managing underwriters advise the Company that in their opinion the number of Shares proposed to be included in such registration exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares to be sold in such offering), then the Company shall include in such registration (i) first, the number of Shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of Shares requested to be included therein by other holders of Shares including the Investor (if the Investor has elected to include Registrable Securities in such Piggyback Registration) , pro rata among such holders on the basis of the number of Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be determined by the Company and (iii) third, the number of Shares that the Company proposes to sell.
     (d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.
     (e) Basis of Participations. The Investor may not sell Registrable Securities in any offering pursuant to a Piggyback Registration unless it (a) agrees to sell such Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.
     Section 4. Suspension Periods.
     (a) Suspension Periods. The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Securities pursuant to a Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) only if the Company determines in its sole discretion (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 4 is herein called a “Suspension Period”. If pursuant to this Section 4 the Company delays or withdraws a Registration requested by the Investor, the Investor shall be entitled to withdraw such request and, if it does so, such request shall not count against the restrictions on Registrations set forth in the last sentence of Section 2(a). The Company shall provide prompt written notice to the Investor of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 4) but shall not be obligated under this Agreement to disclose the reasons therefor. The Investor shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period. In no event (i) may the Company deliver notice of a Suspension Period to the Investor more than two times in any calendar year and (ii) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 180 days or more in any calendar year.
     Section 5. Holdback Agreements.
     The restrictions in this Section 5 shall apply for as long as the Investor is the beneficial owner of any Registrable Securities. If the Company sells Shares or other securities convertible into or exchangeable for (or otherwise representing a right to acquire) Shares in a primary underwritten offering pursuant to any registration statement under the Securities Act (but only if the Investor is provided its piggyback rights, if any, in accordance with Sections 3(a) and 3(b)), or if any other Person sells Shares in a secondary underwritten offering pursuant to a Piggyback Registration in accordance with Sections 3(a) and 3(b), and if the managing underwriters for such offering advise the Company (in which case the Company promptly shall notify the Investor) that a public sale or distribution of Shares outside such offering would materially adversely affect such offering, then, if requested by the Company, the Investor shall agree, as contemplated in this Section 5, not to (and to cause its majority owned Affiliates not to) sell, or request the registration of, any Registrable Securities (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Securities) for a period (each such period, a “Holdback Period”) beginning on the 10th day before the pricing date for the underwritten offering and extending through the earlier of (i) the 90th day after such pricing date (subject to customary automatic extension in the event of the release of earnings results of or material news relating to the Company) and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of the Investor, a “Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance satisfactory to the Company and the managing underwriters. Notwithstanding the foregoing, the Investor shall not be obligated to make a Holdback Agreement unless the Company and each selling shareholder in such offering also execute agreements substantially similar to such Holdback Agreement. A Holdback Agreement shall not apply to (i) the exercise of any warrants or options to purchase shares of the Company or the issuance of Common Stock upon conversion of Convertible Preferred Stock (provided that such restrictions shall apply with respect to the securities issuable upon such exercise or conversion) or (ii) any Shares included in the underwritten offering giving rise to the application of this Section 5.
     Section 6. Registration Procedures.
     (a) Whenever the Investor requests that any Registrable Securities be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:
     (i) subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective (unless it is automatically effective upon filing);
     (ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;
     (iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;
     (iv) deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities of the Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;
     (v) use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as the Investor reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (I) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (II) subject itself to taxation in any such jurisdiction or (III) consent to general service of process in any such jurisdiction);
     (vi) notify the Investor and each distributor of such Registrable Securities identified by the Investor, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (vii) in the case of an underwritten offering in which the Investor participates pursuant to a Registration or a Piggyback Registration, enter into an underwriting agreement in substantially the form used by the Company at that time for underwritten offerings of that kind, with appropriate modification, containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);
     (viii) in the case of an underwritten offering in which the Investor participates pursuant to a Registration or a Piggyback Registration, and to the

extent not prohibited by applicable law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one attorney and accountant acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or attorney in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith; and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;
     (ix) use reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or any successor primary securities exchange (if any) on which Common Stock of the Company is then listed; provided, however, that (i) with respect to any Warrants, the Company shall have no obligation to obtain a listing before the date that is three years following the Closing Date and thereafter only upon the request of the Investor and (ii) with respect to any shares of Series C Preferred Shares, the Company shall have no obligation to obtain a listing before the date which is three years following the Closing Date;
     (x) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Securities pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Securities to be sold, subject to the provisions of Section 10;
     (xi) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder; and
     (xii) promptly notify the Investor and the managing underwriters of any underwritten offering, if any:
     (1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

     (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Investor;
     (3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
     (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.
     For the avoidance of doubt, the provisions of clauses (vii), (viii), (xi) and (xii) of this Section 6(a) shall apply only in respect of an underwritten offering and only if (based on market prices at the time the offering is requested by the Investor) the number of Registrable Securities to be sold in the offering would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount.
     (b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Investor or any underwriter or other distributor specifically for use therein.
     (c) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the registration statement of Common Stock under Section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Investor to be eligible to sell Registrable Securities (if any) pursuant to Rule 144 under the Securities Act.
     (d) The Company may require the Investor and each distributor of Registrable Securities as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.
     (e) The Investor agrees by having its Common Stock treated as Registrable Securities hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 6(a)(vi), the Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(vi), and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
     (f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither the Investor nor any other seller of Registrable Securities may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.
     (g) It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, or 6 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.
     (h) It is further understood and agreed that the Company shall not have any obligations under this Section 6 at any time on or after the Termination Date, unless an underwritten offering in which the Investor participates has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 6 shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).
     (i) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Registration Statement or include Registrable Securities in a Registration Statement unless it has received from the Investor, at least five days prior to the anticipated filing date of the Registration Statement, requested information required to be provided by the Investor for inclusion therein.
     Section 7. Registration Expenses.
     (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel and any other advisor representing any underwriters or other distributors), shall be borne by the Company. The Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Securities and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing the Investor and any stock transfer taxes.
     (b) The obligation of the Company to bear the expenses described in Section 7(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Investor (unless withdrawn following commencement of a Suspension Period pursuant to Section 5) shall be borne by the Investor.
     Section 8. Indemnification.
     (a) The Company shall indemnify, to the fullest extent permitted by law, the Investor and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Investor expressly for use therein. In connection with an underwritten offering in which the Investor participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investor.
     (b) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the Investor expressly for use therein.
     (c) Any party entitled to indemnification hereunder (an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after discovery by such Indemnified Party of any matters giving rise to a claim for indemnification. Such notice shall describe such claim in reasonable detail. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnified Party shall permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. An Indemnifying Party who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for Parties indemnified (hereunder or otherwise) by such Indemnifying Party with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any Indemnified Party there may be one or more legal or equitable defenses available to such indemnified Party which are in addition to or may conflict with those available to another Indemnified Party with respect to such claim, in which case such maximum number of counsel for all Indemnified Parties shall be two rather than one). If any Indemnifying Party is entitled to, and elects to, assume the defense of a claim, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated to reimburse the Indemnified Party for the costs thereof. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnifying Party related to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without its written consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any Indemnified Party would be entitled to indemnification by any indemnified Party hereunder unless such judgment or settlement imposes no ongoing obligations on any such Indemnified Party and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such Indemnified Party, a release, satisfactory in form and substance to such Indemnified Party, from all liabilities in respect of such claim or action for which such Indemnified Party would be entitled to such indemnification. The Indemnifying Party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an Indemnified Party unless the Indemnifying Party has also consented to such judgment or settlement.

     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Securities made before the Termination Date or during the period following the Termination Date referred to in Section 6(h).
     (e) If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.
     Section 9. Securities Act Restrictions.
     The Registrable Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell any Registrable Securities except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Securities other than pursuant to an effective registration statement, the Investor shall notify the Company of such transfer and the Company may require the Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Securities that are to be transferred in contravention of this Agreement. Any certificates representing the Registrable Securities may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement (and the Investment Agreement), until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Securities. Subject to the provisions of this Section 9, the Company will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Securities.
     Section 10. Transfers of Rights.
     (a) If the Investor transfers any Registrable Securities to a Permitted Transferee in accordance with the Investment Agreement, such Permitted Transferee shall, together with all other such Permitted Transferees and the Investor, also have the rights of the Investor under this Agreement with respect to such Registrable Securities, but only if the Permitted Transferee signs and delivers to the Company a written acknowledgment (in form and substance satisfactory to the Company) that it has joined with the Investor and the other Permitted Transferees as a party to this Agreement and has assumed, severally but not jointly, the rights and obligations of the Investor hereunder with respect to the Registrable Securities transferred to it by the Investor. Each such transfer shall be effective when (but only when) the Permitted Transferee has signed and delivered the written acknowledgment to the Company. Upon any such effective transfer, the Permitted Transferee shall automatically have the rights so transferred, and the Investor’s obligations under this Agreement, and the rights with respect to the Registrable Securities not so transferred, shall continue. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Investment Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Securities, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Securities.
     Section 11. Miscellaneous.
     (a) Notices. Any notice, request, instruction, claim, demand, waiver and other communications to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) by facsimile, upon confirmation of receipt, or (b) on the date of delivery when delivered by hand or overnight courier service. All notices hereunder shall be delivered as set forth below, or to such other address, facsimile number or e-mail address as either party may from time to time, designate in a written notice given in a like manner.
     (A) If to the Company:
The Hartford Financial Services Group Inc.
One Hartford Plaza
Hartford, CT 06155
U.S.A.
Attention: Alan J. Kreczko
Facsimile: +1 860 547 4721
     with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
U.S.A.
Attention: Victor I. Lewkow
Facsimile: +1 212 225 3999

     (B) If to the Investor:
Allianz SE
Group Legal Services
Koeniginstr. 28
80802 Muenchen
Germany
Attention: Dr. Peter Hemeling
Facsimile: +49 89 38 00 2152
     with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
U.S.A.
Attention: Andrew Dietderich
Facsimile: +1-212-558-3588
     (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     (c) Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by Investor to a Permitted Transferee in accordance with the terms hereof.
     (d) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies (except as specified in Section 8 hereof).
     (e) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties agree (a) to submit, to the fullest extent permitted by applicable law, any dispute between the parties in respect of this

Agreement and the transactions contemplated hereby to the United States District Court for the Southern District of New York or, in the event federal jurisdiction is not available, the Supreme Court of the State of New York, New York County, (b) to submit to the exclusive jurisdiction of such courts and agree to waive any claims of improper venue or forum non conveniens and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 11. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby.
     (f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
     (g) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
     (h) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
     (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     (j) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Investor.
[Execution Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

The Hartford Financial Services Group, Inc.
By:	/s/ John N. Giamalis
	Name:	John N. Giamalis
	Title:	Senior Vice President and Treasurer

Allianz SE
By:	/s/ Achleitner
	Name:	Achleitner
	Title:	Member of the Board of Management

Allianz SE
By:	/s/ Perlet
	Name:	Perlet
	Title:	Member of the Board of Management